NOVASTAR RESOURCES RECIEVES NOTIFICATION THAT THORIUM POWER SHAREHOLDERS HAVE APPROVED THE MERGER


Washington D.C. (April 17, 2006) -- Novastar Resources Ltd. (OTCBB: NVAS) has today announced that Thorium Power, Inc. ("Thorium Power") shareholders have voted in favor of completing the previously announced merger between the two companies. Holders of 57.89% of the issued and outstanding capital stock of Thorium Power have signed a Written Consent approving the transaction with Novastar Resources Ltd. ("Novastar") whereby Novastar will acquire one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger with a wholly owned subsidiary of Novastar. Once the planned merger is completed, Thorium Power will become a wholly-owned subsidiary of Novastar and the stockholders of Thorium Power will become stockholders of Novastar. Novastar Resources and Thorium Power entered into a definitive merger agreement to combine the two companies on February 14, 2006 and the closing of the merger is expected during the second calendar half of 2006.

         Full details of this shareholder approval, by Thorium Power stockholders, will be disclosed in a Form 8K to be filed in the near future.

         Commenting on the endorsement from Thorium Power shareholders, Novastar and Thorium Power Chief Executive Officer Seth Grae commented "Today marks a major milestone towards completing the merger between Thorium Power and Novastar Resources. It is very encouraging that every Thorium Power shareholder who was asked to sign the Written Consent did so, voting in favor of completing the merger as contemplated in the definitive merger agreement of February 2006."


About Novastar Resources

Novastar Resources is a publicly traded company within the commercial mining sector and is a commercial mining firm engaged in the exploration of thorium, a naturally occurring metal that can be used to provide nuclear energy, with non-proliferation, waste and economic advantages, in comparison to standard uranium fuels. Novastar Resources' stock is traded and quoted on the OTC Bulletin Board under the symbol "NVAS.OB". Further information is available on Novastar Resources' website at www.novastarresources.com.

About Thorium Power

Thorium Power was founded in 1992 to develop technology invented by Dr. Alvin Radkowsky, the first chief scientist of the U.S. Naval Reactors program under Admiral H.G. Rickover from 1950-1972 and head of the design team of the first commercial nuclear power plant in Shippingport, Pennsylvania. Thorium Power was formed to develop and deploy nuclear fuel designs developed by Dr. Radkowsky to stop the production of weapons suitable plutonium and eliminate existing plutonium stockpiles. Thorium Power has been collaborating with nuclear scientists and engineers at Russia's prestigious Kurchatov Institute since 1994. For more information, please visit www.thoriumpower.com.


DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as "may", "expects", "believes", "anticipates", "intends", "expects", "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Contact:

     Contacts:
     Novastar Resources Ltd.
     Mr. Seth Shaw
     Director of Strategic Planning
     (917) 796-9926
     http://www.novastarresources.com


Source: Novastar Resources Ltd.